STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, made and entered into this 16th day of May, 2001, by and between Kattosko Communications, Inc., a New Jersey corporation with its principal place of business located at 340 Southside Avenue, Haledon, NJ 07508 ("Purchaser"); and The Auxer Group, Inc., a Delaware corporation with its principal place of business located at 12 Andrews Drive, West Paterson, NJ 07424; Auxer Telecom, Inc., a Delaware corporation with its principal place of business located at 12 Andrews Drive, West Paterson, NJ 07424; and CT Industries, Inc., a Delaware corporation with its principal place of business located at 12 Andrews Drive, West Paterson, NJ 07424 (collectively known as "Seller").

                                R E C I T A L S:

     FIRST, Seller is the owner of all of the issued and outstanding shares of Clifton Telecard, Inc., a Delaware corporation ("Clifton").

     SECOND, Seller desires to sell all of its issued and outstanding shares of Clifton to Purchaser for the consideration set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1.0  Transfer of Shares.
     ------------------------

     Seller hereby transfers and delivers all of the issued and outstanding shares of Clifton to Purchaser for the following consideration: the value of the current bank account of Clifton, valued at approximately $528,000.00 (see attachment), located at Valley National Bank, Account #04076059 (Auxer will retain ownership of this account). This shall include Purchaser's and Mohd Qattous' guarantee to pay any and all

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bounced checks, checks returned for insufficient funds or checks returned for unavailable funds, all deposited up until May 11,2001, for such account transferred into or the successor account established by Seller (Account Number:
040854590), within thirty days of the date hereof. If such payments are not made within the thirty day time period set forth above, interest shall accrue on the outstanding amount at the interest rate of the lower of 18% per annum or the maximum allowed by law. If such payments are not made within 75 days from the date hereof, Seller shall be entitled to institute any and all legal action to collect such outstanding amount. Additional consideration is the forgiveness of the entire indebtedness (approximately $160,000) of CT Industries, Inc. (a wholly owned subsidiary of Seller). In addition, Seller agrees to forgive the indebtedness of Clifton to Auxer Telecom, Inc. as of May 14, 2001. Seller hereby agrees to undertake all standard and customary UCC, Lien and Tax Searches (collectively, the "Searches") on Clifton. Upon receipt of the Searches, Seller shall immediately send the results to Purchaser's attorney. If the results of the Searches indicate there are any liens, taxes, judgements, security instruments or the like (collectively, the "Liens") that Seller is responsible for, Seller shall, in a reasonable time period, satisfy the Liens or Purchaser can void this agreement by providing written notice to Seller. If Purchaser allowed any Liens to be placed on Clifton, Seller shall not be responsible for satisfying same.

     2.0 Additional Consideration. (A) Purchaser shall execute a Promissory Note
     ----------------------------
for $100,000 (one hundred thousand) payable to The Auxer Group, Inc., in the form

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attached hereto and made a part hereof. Such promissory note shall be guaranteed by Mohd Qattous. (B) Purchaser shall have the right to purchase prepaid telephone cards from Auxer Telecom, Inc. with terms of net 21 and a maximum credit limit of $50,000 at the current discounts, provided goods are in good working condition. (C) Purchaser shall have the right to sell prepaid telephone cards to Seller with terms of Net 21 days and a maximum credit limit of $50,000 with current discounts, provided goods are in good working condition. Such account shall remain active provided Seller maintains account in good standing
(D) Both Purchaser and Seller agree not to deactivate any cards currently in circulation. (E) Auxer and Clifton agree to have mutual and equal access and ownership of all cards with service provided by Auxer Telecom currently in stock, except "Original" phone card. (F) Seller agrees not sell any of Clifton Telecard's ITG serviced products to any Clifton Telecard customers, not to sell the "Original" phone card for more than a twenty-eight percent (28%) discount, not to sell the "African Voice" for more than thirty percent (30%) discount. (G) Purchaser retains the rights to all trademarks containing CTA logo and Auxer Telecom retains the rights to all trademarks containing those serviced by Auxer Telecom except the "Original" and Seller agrees not to print the "Original". (H) Buyer and Seller agree to indemnify and hold harmless each other. (H) Mustafa Qattous shall resign as President of Operations and his employment contract shall be immediately terminated. (I) Purchaser agrees to honor all activations for all invoices to Seller placed by May 14, 2001 no later than May 17, 2001.
(J) Seller retains the right to sell product to Quick Stop (Heider) with out any restrictions or stipulations. (K) Seller shall not be allowed to sell either the "Original", "Northern Star"

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or "African Voice" to any of Purchaser's customers, attached hereto and made a part hereof (with the exception of Quick Stop). (L) Purchaser shall be responsible for Clifton's payroll as of May 14, 2001. (M) Seller shall not make any prepaid telephone cards with Total Call, Inc. (Mark Leafstad) for a period of one year from the date hereof.

     3.0 Representations and Warranties of Seller. Seller hereby represents and
     --------------------------------------------
warrants to Purchaser that:

     3.1 Authority. Seller has the power and authority to execute and deliver
     -------------
this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by constitutes a valid and binding instrument, enforceable in accordance with its terms.

     3.2 Compliance with Other Instruments. The execution, delivery and
     -------------------------------------
performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Seller is a party or by which Seller is bound except for a pledge agreement which will be released prior to the transfer of the shares.

     3.3 Title to Seller's shares in Clifton. Seller is the legal and beneficial
     ---------------------------------------
owner of its shares in Clifton and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

     3.3 Litigation and Proceedings. To the best of Seller's knowledge and
     ------------------------------
belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Seller or affecting Seller or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any

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arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Seller. Seller does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     3.4 Material Contract Defaults. To the best of Seller's knowledge and
     ------------------------------
belief, Seller is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Seller, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Seller has not taken adequate steps to prevent such a default from occurring.

     3.5 No Conflict With Other Instruments. The execution of this Agreement and
     --------------------------------------
the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Seller is a party or to which any of its properties or operations are subject.

     3.6 Governmental Authorizations. To the best of Seller's knowledge, Seller
     -------------------------------
has all licenses, franchises, permits or other governmental authorizations legally required to enable Seller to conduct its business in all material respects as conducted

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on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Seller of this Agreement and the consummation of Seller of the transactions contemplated hereby.

     3.7 Bill of Sale. Seller hereby agrees to provide Purchaser with a Bill of
     ----------------
Sale, or similar document or any document necessary to effectuate this transaction, upon Purchaser's request.

     3.8 Seller hereby represents that Clifton Telecard, Inc. owns all inventory, receivables, equipment, furnishings, website, company name, and all other assets used in the operation of the business.

     4.0 Representations and Warranties of Purchaser. Purchaser hereby
     ------------------------------------------------
unconditionally represents and warrants to Seller that:

     4.1 Authority. Purchaser has the power and authority to execute and deliver
     -------------
this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms.

     4.2 Compliance with Other Instruments. The execution, delivery and
     --------------------------------------
performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement,

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mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound.

     4.3 Litigation and Proceedings. To the best of Purchaser's knowledge and
     ------------------------------
belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Purchaser or affecting Purchaser or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Purchaser. Purchaser does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     4.4 Material Contract Defaults. To the best of Purchaser's knowledge and
     ------------------------------
belief, Purchaser is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Purchaser, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Purchaser has not taken adequate steps to prevent such a default from occurring.

     4.5 No Conflict With Other Instruments. The execution of this Agreement and
     --------------------------------------
the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under,

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any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Purchaser is a party or to which any of its properties or operations are subject.

     4.6 Governmental Authorizations. To the best of Purchaser's knowledge,
     -------------------------------
Purchaser have all licenses, franchises, permits or other governmental authorizations legally required to enable Purchaser to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of Purchaser of the transactions contemplated hereby.

     4.7 Access to Financial Information. Purchaser hereby agrees to provide
     -----------------------------------
Seller, or its representatives, access to the financial information of Clifton up to the date of closing for the purpose of preparing and filing all required SEC documents.

     5.0 Notices. Notice shall be given by certified mail, return receipt
     -----------
requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

     6.0 Governing Law. This Agreement shall be interpreted and governed in
     -----------------
accordance with the laws of the State of New Jersey.

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     7.0 Severability. In the event that any term, covenant, condition, or other
     ----------------
provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

     8.0 Entire Agreement. This Agreement contains all of the terms agreed upon
     --------------------
by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

     9.0 Invalidity. If any paragraph of this Agreement shall be
     --------------
held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

     10.0 Gender and Number. Words importing a particular gender mean and
     ----------------------
include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

     11.0 Amendments. No amendments or additions to this Agreement shall be
     ---------------
binding unless in writing, signed by both parties, except as herein otherwise provided.

     12.0 No Assignments. Neither party may assign nor delegate any of its
     -------------------
rights or obligations hereunder without first obtaining the written consent of the other party.

     13.0 Indemnification. Each party hereby agrees to hold harmless and
     --------------------
indemnify the other party, including but not limited to attorney fees, court costs, damages, in the

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event of: (1) any misrepresentation of such party or breach of this agreement;
(2) any claims with regard to Sections 3.3 and 4.3 herein.

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         IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

ATTEST:                                     THE AUXER GROUP, INC.

/s/ Ronald Shaver                           By /s/ Eugene Chiaramonte
-------------------------------             --------------------------

ATTEST:                                     AUXER TELECOM, INC.

/s/ Eugene Chiaramonte                      By /s/ Ronald Shaver
------------------------------              --------------------------

ATTEST:                                     CT INDUSTRIES, INC.

/s/ Ronald Shaver                           By /s/
------------------------------              --------------------------

ATTEST:                                     KATTOSKO COMMUNICATIONS, INC.

/s/ Mahd Qattous                            By /s/ Mahd Qattous
------------------------------              ---------------------------

I HEREBY PERSONALLY AGREE TO ABIDE BY THE TERMS OF SECTION 1.0 HEREIN WITH RESPECT TO MY PERSONAL GUARANTEE.

WITNESS:

                                            /s/ Mohd Qattous
                                            ---------------------------
                                                MOHD QATTOUS